UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 26, 2016, Unum Group announced that its Board of Directors has authorized an increase in the quarterly dividend to be paid on its common stock. The new quarterly dividend rate of $0.200 per common share will be effective with the dividend expected to be paid in the third quarter of 2016. A copy of the news release concerning the dividend increase is filed herewith as Exhibit 99.1 and incorporated herein by reference.

A live webcast of the company’s 2016 Annual Meeting of Shareholders, which may include discussion of the dividend increase, will be accessible from the investors section of the company’s website (www.investors.unum.com) on May 26, 2016, beginning at 10:00 a.m. Eastern Daylight Time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

99.1	News release of Unum Group dated May 26, 2016, concerning dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 26, 2016	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated May 26, 2016, concerning dividend increase.